                                                                      EXHIBIT 23


                       CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the incorporation by reference in the following Registration Statements of Harsco Corporation and Subsidiary Companies (the "Company") of our report, dated January 29, 1998, except as to Note 4 and paragraph 6 of Note 10, for which the date is March 4, 1998, on our audits, of the consolidated financial statements and consolidated financial statement schedule of the Company as of December 31, 1997 and 1996 and for each of the three years in the period ended December 31, 1997, which reports are included in this Annual Report on Form 10-K, respectively:

- Post Effective Amendment No. 6 to Form S-8 Registration Statement (Registration No. 2-57876), effective May 21, 1982.

- Post Effective Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-5300), dated March 26, 1987.

-    Form S-8 Registration Statement (Registration No. 33-14064), dated May
     6, 1987.

- Amendment No. 2 to Form S-8 Registration Statement (Registration No. 33-24854), dated October 31, 1988.

- Form S-3 Registration Statement (Registration No. 33-56885) dated December 15, 1994.

- Form S-8 Registration Statement (Registration No. 333-13175), dated October 1, 1996.

- Form S-8 Registration Statement (Registration No. 333-13173), dated October 1, 1996.



COOPERS & LYBRAND L.L.P.




Philadelphia, Pennsylvania
March 23, 1998